Exhibit 31.2

Certification of Principal Financial Officer Required Under Rule 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Jennifer Crane, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Crossroads Systems, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 22, 2013

/s/ Jennifer Crane
Jennifer Crane
Chief Financial Officer